LIST OF SUBSIDIARIES
                      (Effective 12/31/03)

  Alaska Basic Industries, Inc., an Alaska corporation
  Anchorage Sand and Gravel Company, Inc., an Alaska corporation
  Baldwin Contracting Company, Inc., a California corporation
  Bauerly Brothers, Inc., a Minnesota corporation
  Bell Electrical Contractors, Inc., a Missouri corporation
  Bitter Creek Pipelines, LLC, a Colorado limited liability company
  BIV Generation Company, L.L.C., a Delaware limited liability company Brush Generation Company, L.L.C., a Delaware limited liability company Brush Power, LLC, a Delaware limited liability company
  Buffalo Bituminous, Inc., a Minnesota corporation
  Capital Electric Construction Company, Inc., a Kansas corporation
  Capital Electric Line Builders, Inc., a Kansas corporation
  Centennial Energy Holdings, Inc., a Delaware corporation
  Centennial Energy Resources LLC, a Delaware limited liability company Centennial Energy Resources International Inc, a Delaware corporation Centennial Holdings Capital LLC, a Delaware limited liability company Centennial Power, Inc., a Delaware corporation
  Central Oregon Redi-Mix, L.L.C., an Oregon limited liability company ClearFlame, LLC, a Colorado limited liability company
  Colorado Power Partners, a Colorado partnership
  Concrete, Inc., a California corporation
  Connolly-Pacific Co., a California corporation
  DSS Company, a California corporation
  E.S.I., Inc., an Ohio corporation
  Fidelity Exploration & Production Company, a Delaware corporation Fidelity Oil Co., a Delaware corporation
  Frebco, Inc., an Ohio corporation
  FutureSource Capital Corp., a Delaware corporation
  Granite City Concrete of Watkins, Inc., a Minnesota corporation
  Granite City Concrete Pumping, LLC, a Minnesota limited liability company Granite City Ready Mix, Inc., a Minnesota corporation
  Hamlin Electric Company, a Colorado corporation
  Hap Taylor & Sons, Inc., an Oregon corporation
  Harp Engineering, Inc., a Montana corporation
  Hawaiian Cement, a Hawaii partnership
  Hawaii Pier 32 Holding Corporation, a Hawaii corporation
  ILB Hawaii, Inc., a Hawaiian corporation
  Innovative Gas Services, Incorporated, a Kentucky corporation
  Innovatum, Inc., a Texas corporation
  International Line Builders, Inc., a Delaware corporation
  InterSource Insurance Company, a Vermont corporation
  JTL Group, Inc., a Montana corporation
  JTL Group, Inc., a Wyoming corporation
  KRC Aggregate, Inc., a Delaware corporation
  KRC Holdings, Inc., a Delaware corporation
  Knife River Corporation, a Delaware corporation
  Knife River Dakota, Inc., a Delaware corporation
  Knife River Hawaii, Inc., a Delaware corporation
  Knife River Marine, Inc., a Delaware corporation
  LTM, Incorporated, an Oregon corporation
  Loy Clark Pipeline Co., an Oregon corporation
  M. Funes Concrete, Inc., a Hawaii corporation
  MDU Brasil Ltda., a Brazil limited liability company
  MDU Chile Inversiones Ltda., a Chile corporation
  MDU Resources International LLC, a Delaware limited liability company
  MDU Resources Luxembourg I LLC S.a.r.l., a Luxembourg limited liability company
  MDU Resources Luxembourg II LLC S.a.r.l., a Luxembourg limited liability company
  Marcon Energy Corporation, a Kentucky corporation
  Medford Ready Mix, Inc., a Delaware corporation
  Morgan Generation Company, L.L.C., a Delaware limited liability company Morse Bros., Inc., an Oregon corporation
  Mountain View Power Partners, LLC, a Delaware limited liability company Netricity LLC, an Alaska limited liability company
  New Avoca Gas Storage LLC, a Texas limited liability company
  Newco, Inc., an Ohio corporation
  Northstar Materials, Inc., a Minnesota corporation
  Oregon Electric Construction, Inc., an Oregon corporation
  Pouk & Steinle, Inc., a California corporation
  Prairielands Energy Marketing, Inc., a Delaware corporation
  Rocky Mountain Contractors, Inc., a Montana corporation
  Rocky Mountain Power, Inc., a Montana corporation
  Rogue Aggregates, Inc., an Oregon corporation.
  Seven Brothers Ranches, Inc., a Wyoming corporation
  Utility Services, Inc., a Delaware corporation
  WBI Canadian Pipeline, Ltd., a Canadian corporation
  WBI Energy Services, Inc., a Delaware corporation
  WBI Holdings, Inc., a Delaware corporation
  WBI Pipeline & Storage Group, Inc., a Delaware corporation
  WHC, Ltd., a Hawaii corporation
  The Wagner-Smith Company, an Ohio corporation
  Wagner-Smith Equipment Co., a Delaware corporation
  Wagner-Smith Pumps & Systems, Inc., an Ohio corporation
  Williston Basin Interstate Pipeline Company, a Delaware corporation
  Young Contractors, Inc., a Texas corporation